Exhibit 99.1

GAP INC. PROVIDES UPDATE IN RESPONSE TO COVID-19 OUTBREAK

SAN FRANCISCO – March 26, 2020 – Gap Inc. (NYSE: GPS) today announced a number of precautionary actions to strengthen financial flexibility in response to the rapidly evolving impact of the COVID-19 pandemic.

“We entered 2020 in a strong financial position. However, in this time of unprecedented disruption to the retail sector, we are proactively taking the prudent actions to further strengthen our financial liquidity and flexibility,” said Gap Inc. President and CEO, Sonia Syngal. “We are fortunate to have a senior team of deeply experienced retail leaders who are fully dedicated to managing our response through this challenging moment in time, while continuing to build toward the future.”

To strengthen the balance sheet the company is taking the following actions:

•	drawing down the entire $500 million on its revolving credit facility;

•
deferring the record and payment dates for the company’s previously announced first quarter fiscal year 2020 dividend, and suspending the company’s regular quarterly cash dividend for the remainder of fiscal year 2020;

•	reducing capital expenditures by approximately $300 million in fiscal 2020; and

•	reviewing all operating expenses for opportunities to reduce spending along with realigning inventory to expected sales trends.

The company’s previously declared first quarter fiscal year 2020 dividend, of $0.2425 per share, will now be payable on or after April 28, 2021 to shareholders of record at the close of business on April 7, 2021, subject to the right of the company to further defer the record and payment dates, depending upon, among other factors, the progression of the COVID-19 outbreak, business performance and the macroeconomic environment. The company determined that taking these actions was in the best interests of the company in order to preserve liquidity in the context of the impact of COVID-19 on its operations. The company intends to review its quarterly cash dividend policy as developments warrant.

Full Year Fiscal 2020 Earnings Outlook Update
On March 17, 2020 the company announced the temporary closure of all of its North American stores to assist the vast local, state and federal efforts underway to slow the spread of COVID-19. Pursuant to a strict safety protocol at its distribution centers, all of the Gap Inc. brands continue be available for customers through the company’s online business, which generated over $4 billion in net sales in fiscal 2019.

Given the uncertainty regarding the potential duration and impact of COVID-19, the company is withdrawing the full year 2020 guidance issued on March 12, 2020 and is not providing an updated outlook at this time. More information will be provided during the company’s first quarter fiscal 2020 conference call in May 2020.

Forward-Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitation, statements relating to reducing capital expenditures in fiscal 2020; deferral of first quarter dividend record and payable dates to fiscal year 2021; duration of the suspension of regular quarterly cash dividends; and duration and impact of COVID-19 on our business plans, objectives and expected operating results.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following risks, any of which could have an adverse effect on the company’s financial condition, results of operations, and reputation: the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences; the highly competitive nature of the company’s business in the United States and internationally; the risks associated with engaging in or seeking to engage in strategic transactions; the risk of failure to maintain, enhance and protect the company’s brand image; the risk of failure to manage key executive succession and retention and to continue to attract qualified personnel; the risk that the company’s investments in customer, digital, and omni-channel shopping initiatives may not deliver the results the company anticipates; the risk if the company is unable to manage its inventory effectively; the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing; the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures; the risk that a failure of, or updates or changes to, the company’s information technology systems may disrupt its operations; the risk of changes in global economic conditions or consumer spending patterns; the risks to the company’s efforts to expand internationally, including its ability to operate in regions where it has less experience; the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively; the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct; the risk that the company’s franchisees’ operation of franchise stores is not directly within the company’s control and could impair the value of its brands; the risk that trade matters could increase the cost or reduce the supply of apparel available to the company; the risk of foreign currency exchange rate fluctuations; the risk that comparable sales and margins will experience fluctuations; the risk that changes in the company’s credit profile or deterioration in market conditions may limit the company’s access to the capital markets; the risk of changes in the regulatory or administrative landscape; the risk of natural disasters, public health crises, political crises, negative global climate patterns, or other catastrophic events; the risk of reductions in income and cash flow from the company’s credit card arrangement related to its private label and co-branded credit cards; the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, and claims.

Additional information regarding these factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of March 26, 2020. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, Athleta, Intermix, Janie and Jack, and Hill City brands. Fiscal year 2019 net sales were $16.4 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through company-operated stores, franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:
Sandy Goldberg
(415) 427-3022
press@gap.com